UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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PIONEER DIVERSIFIED HIGH INCOME FUND, INC. PIONEER FLOATING RATE FUND, INC. Pioneer High income fund, inc.

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PIONEER DIVERSIFIED HIGH INCOME FUND, INC. (HNW)
PIONEER FLOATING RATE FUND, INC. (PHD)
PIONEER HIGH INCOME FUND, INC. (PHT)

60 State Street
Boston, Massachusetts 02109
February 10, 2025

Dear Stockholder:

A Special Meeting of Stockholders (the “Special Meeting”) of each of Pioneer Diversified High Income Fund, Inc., Pioneer Floating Rate Fund, Inc. and Pioneer High Income Fund, Inc. (each, a “Fund” and, collectively, the “Funds”), is scheduled to be held at the offices of Morgan, Lewis & Bockius LLP, One Federal Street, Boston, Massachusetts 02110, on March 26, 2025, at 11:00 a.m. (Eastern Time).

The purpose of the Special Meeting is to seek your approval of a new investment advisory agreement between your Fund and Victory Capital Management Inc. (“Victory Capital”). Your Fund’s investment adviser, Amundi Asset Management US, Inc. (“Amundi US”), is currently a wholly owned subsidiary of Amundi Holdings US, Inc. (“Amundi Holdings”), and Amundi Holdings is currently a wholly owned subsidiary of Amundi Asset Management S.A.S. (“Amundi”). Victory Capital’s parent, Victory Capital Holdings, Inc. (“Victory Holdings”), a publicly traded investment firm, and Amundi have entered into a binding agreement to combine Amundi Holdings with Victory Holdings. Your Fund’s current investment advisory agreement with Amundi US will terminate automatically upon the consummation of the transaction, and it is proposed that Victory Capital will succeed Amundi US as your Fund’s investment adviser. Upon consummation of the transaction, certain operations and personnel of Amundi US will move to Victory Capital as part of larger plans to integrate the advisory businesses of Amundi US and Victory Capital. Victory Capital is a diversified global asset manager comprised of multiple investment teams, referred to as “investment franchises,” each of which utilizes an independent approach to investing.

It is important to note that, following the consummation of the transaction, your Fund’s current portfolio managers are expected to continue to manage your Fund as members of Pioneer Investments, a Victory Capital investment franchise, and that the transaction will not result in any change to your Fund’s current investment objective(s) and strategies. In addition, the advisory fee rate payable by your Fund under the new investment advisory agreement will be the same as the advisory fee rate payable under your Fund’s current investment advisory agreement with Amundi US.

The Board of Directors (the “Board”) of each Fund knows of no other business to be presented for consideration at the Special Meeting. Under Maryland law relating to special meetings of stockholders, no business other than the matters stated in this Notice may come before the Special Meeting.

Each Fund will hold a separate Special Meeting. Stockholders of each Fund will vote separately.

Your Directors recommend that you vote “FOR” the proposal to approve a new investment advisory agreement with Victory Capital for your Fund. However, before you vote, please read the full text of the joint proxy statement for an explanation of the proposal.

It is particularly important that you vote “FOR” the proposal to approve a new investment advisory agreement with Victory Capital because, as discussed in the enclosed Proxy Statement, Saba Capital Management, L.P., who your Fund and Amundi US believe is a known opportunistic hedge fund manager, and certain of its affiliates (collectively, “Saba Capital”), are expected to launch a campaign against approval of your Fund’s new investment advisory agreement with Victory Capital. Such a campaign could disrupt your Fund’s operations and, if the new investment advisory agreement with Victory Capital is not approved by stockholders, potentially leave your Fund without an investment adviser.

Saba Capital has not announced an alternative plan for the management of the Funds; your Fund and Amundi US believe that Saba Capital is simply trying to take advantage of this situation to create disruption and force each Fund to implement a major structural change (such as a liquidation or a large tender offer) that will allow Saba Capital and its hedge fund investors to make a short-term profit. Saba Capital’s actions do not recognize that the Funds have served a valuable role in the portfolios of their long-term investors for many years – your Fund and Amundi US believe that Saba Capital is willing to disrupt Fund operations and potentially leave your Fund without an investment adviser in order to make a profit. Do not let Saba Capital put its interests above yours.

The Board unanimously recommends that you vote on the enclosed WHITE proxy card “FOR” the approval of a new investment advisory agreement with Victory Capital.

Please read this Proxy Statement carefully and vote on the enclosed WHITE proxy card or by internet or telephone as recommended by the Board. Whether or not you expect to attend the Special Meeting, and in order to facilitate timely receipt of your proxy vote, we urge you to sign, date and return the enclosed WHITE proxy card or vote by internet or telephone as promptly as possible. Voting now will not limit your right to change your vote or to attend the Special Meeting.

You may receive proxy solicitation materials from Saba Capital and/or other persons or entities affiliated with Saba Capital, including an opposition proxy statement and proxy card. Please be advised that the Funds are not responsible for the accuracy of any information provided by or relating to Saba Capital contained in any proxy solicitation materials filed or disseminated by Saba Capital or any other statements that may be made by Saba Capital and/or other persons or entities affiliated with Saba Capital.

Do not send back any proxy card other than the enclosed WHITE proxy card, as this may cancel your prior vote for the approval of a new investment advisory agreement with Victory Capital. The proxy card you submit with the latest date is the proxy card that will be counted. If you have previously returned a proxy card sent to you by Saba Capital, you can change your vote (i) by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided herewith; (ii) by recording your voting instructions via telephone or the internet following the instructions on the enclosed WHITE proxy card; or (iii) by voting at the Special Meeting.

If you hold your shares through a broker-dealer, the broker-dealer is the record holder of your shares. If you do not give voting instructions to your broker-dealer, pursuant to the rules of the New York Stock Exchange, your broker-dealer will not be able to vote your shares. We urge you to instruct your broker-dealer to vote your shares on the WHITE proxy card.

If you sign the WHITE proxy card, but do not fill in a vote, your shares will be voted “FOR” the approval of a new investment advisory agreement with Victory Capital.

If you have any questions about the proposal to be voted on, please call the Funds at 1-800-488-8095.

Sincerely,
Lisa M. Jones
President

IMPORTANT NEWS FOR FUND STOCKHOLDERS

While we encourage you to read the full text of the enclosed Joint Proxy Statement, for your convenience, we have provided a brief overview of the matters to be voted on.

Questions and Answers

Q.	Why am I receiving the Joint Proxy Statement?
A.	As a stockholder of record of a Fund at the close of business on February 4, 2025 (the “Record Date”), you are being asked to approve a new investment advisory agreement between your Fund and Victory Capital Management Inc. (“Victory Capital”). If approved by stockholders, the new investment advisory agreement will take effect upon the consummation of the transaction described below among Amundi Asset Management S.A.S. (“Amundi”), the parent company of your Fund’s investment adviser, Amundi Asset Management US, Inc. (“Amundi US”), Amundi’s parent Amundi S.A., and Victory Capital’s parent, Victory Capital Holdings, Inc. (“Victory Holdings”).

Please read this Joint Proxy Statement carefully and vote on the enclosed WHITE proxy card or by internet or telephone as recommended by your Fund’s Board of Directors (the “Board”). Whether or not you expect to attend the Special Meeting, and in order to facilitate timely receipt of your proxy, we urge you to sign, date and return the enclosed WHITE proxy card or vote by internet or telephone as promptly as possible. Proxies must be submitted by March 25, 2025.

Q.	Will my vote make a difference?
A.	Yes! Your vote is very important and can make a difference in the management and governance of your Fund, no matter how many shares you own. Your vote can help ensure that the proposal recommended by the Board is implemented.

Your vote “FOR” the proposal at the Special Meeting is particularly important because Saba Capital Management, L.P., who your Fund and Amundi US believe is a known opportunistic hedge fund manager, and certain of its affiliates (collectively, “Saba Capital”) are expected to launch a campaign against approval of your Fund’s new investment advisory agreement with Victory Capital. Such a campaign could disrupt your Fund’s operations and, if the new investment advisory agreement with Victory Capital is not approved by stockholders, potentially leave your Fund without an investment adviser.

The Board unanimously recommends that you vote on the enclosed WHITE proxy card “FOR” the new investment advisory agreement with Victory Capital.

Q.	What am I being asked to vote “FOR” in the Joint Proxy Statement?
A.	You are being asked to vote “FOR” the following proposal that has been approved by the Board:

To Approve a New Investment Advisory Agreement with Victory Capital Management Inc. Your Fund’s current investment advisory agreement with Amundi US will terminate automatically upon the consummation of the Transaction (as defined below). It is proposed that, upon consummation of the Transaction, Victory Capital will serve as your Fund’s investment adviser pursuant to a new investment advisory agreement between your Fund and Victory Capital.

Victory Capital is a diversified global asset manager comprised of multiple investment teams, referred to as “investment franchises,” each of which utilizes an independent approach to investing. Upon consummation of the Transaction, certain operations and personnel of Amundi US will move to Victory Capital as part of larger plans to integrate the advisory businesses of Amundi US and Victory Capital. Under the new investment advisory agreement, your Fund’s current portfolio managers are expected to continue to manage your Fund as members of Pioneer Investments, a Victory Capital investment franchise, under the oversight of Victory Capital. The advisory fee rate payable by your Fund under the new investment advisory agreement will be the same as the advisory fee rate payable under your Fund’s current investment advisory agreement with Amundi US. In addition, Victory Capital has contractually agreed to waive its advisory fee and/or reimburse expenses for at least three years after the Transaction closes so that your Fund’s total net annual operating expenses do not exceed the lower of (i) the total net annual operating expenses associated with investing in the Fund after application of expense limitation arrangements currently in effect for the Fund, if any, or (ii) the total net annual operating expenses of the Fund as of the end of the Fund’s most recent fiscal year at the time of the Transaction close. The contractual expense limitation agreement permits Victory Capital to recoup advisory fees waived and expenses reimbursed for up to two years after the fiscal year in which the waiver or reimbursement took place, subject to the lesser of any operating expense limitation in effect at the time of: (1) the original waiver or expense reimbursement; or (2) recoupment, after giving effect to the recoupment amount.

Victory Capital has advised the Board that it does not anticipate that having Victory Capital provide investment advisory services would result in any reduction in the level or quality of services now provided to your Fund, and that Victory Capital is not aware of any circumstances that may have any adverse effect on its ability to fulfill its obligations to your Fund. The consummation of the Transaction is not expected to (1) result in any significant changes to the day-to-day management of your Fund, (2) affect your Fund’s investment objective(s) or investment strategies, or (3) impact the investment philosophy or process of your Fund’s portfolio management team.

As noted above, Saba Capital is expected to launch a campaign against approval of your Fund’s new investment advisory agreement with Victory Capital. Such a campaign could disrupt your Fund’s operations and potentially leave your Fund without an investment adviser.

Saba Capital has not announced an alternative plan for the management of the Funds; your Fund and Amundi US believe that Saba Capital is simply trying to take advantage of this situation to create disruption and force your Fund to implement a major structural change (such as a liquidation or a large tender offer) that will allow Saba Capital and its hedge fund investors to make a short-term profit. Saba Capital’s actions do not recognize that the Funds have served a valuable role in the portfolios of their long-term investors for many years – your Fund and Amundi US believe that Saba Capital is willing to disrupt Fund operations and potentially leave your Fund without an investment adviser in order to make a profit. Do not let Saba Capital put its interests above yours.

Your vote “FOR” the the new investment advisory agreement with Victory Capital on the enclosed WHITE proxy card can help stop Saba Capital’s self-serving activist agenda from impairing or, worse, eliminating the Funds.

Q.	What is the Transaction?
A.	On July 9, 2024, Amundi announced that it had entered into a definitive contribution agreement with Victory Holdings, a publicly traded investment firm, to combine Amundi’s wholly owned subsidiary, Amundi Holdings US, Inc. (“Amundi Holdings”) with Victory Holdings, and for Amundi to become a strategic shareholder of Victory Capital (the “Transaction”). Amundi US, your Fund’s investment adviser, is currently a wholly owned subsidiary of Amundi Holdings.

Pursuant to the contribution agreement, Amundi will contribute (the “contribution”) to Victory Holdings all of the shares of Amundi Holdings (the “Amundi Holdings Shares”). The contribution will result in Amundi Holdings and Amundi US becoming wholly owned subsidiaries of Victory Holdings. At the closing of the Transaction, in exchange for the Amundi Holdings Shares, Victory Holdings will issue to Amundi a number of (1) newly issued shares of Victory Holdings common stock and (2) newly issued shares of Victory Holdings preferred stock, equal in the aggregate to 26.1% of Victory Holdings’ fully diluted shares after giving effect to such share issuance. In addition, two individuals designated by Amundi shall be elected to the Board of Directors of Victory Holdings. At a meeting held on October 11, 2024, holders of Victory Holdings common stock approved certain proposals in connection with the contribution agreement, including the issuance of additional shares of common stock of Victory Holdings to effect the Transaction.

In conjunction with the Transaction, Amundi and Victory Holdings have entered into reciprocal 15-year distribution agreements, which will be effective upon closing of the Transaction. Under the distribution agreements, Victory Capital will be the supplier of US-manufactured active asset management products for Amundi’s distribution outside of the US. Additionally, Victory Capital will become the distributor of Amundi’s non-US manufactured products in the US.

The Transaction is expected to close at the end of the first quarter of 2025, subject to certain regulatory and other approvals and other obligations in the contribution agreement being satisfied or waived by the parties thereto, including, among others, receipt of consents from Amundi US’s investment management clients, including the Funds.

Q.	What should I do if I receive a proxy card or voting instruction form from Saba Capital?
A.	You may receive proxy solicitation materials from Saba Capital and/or other persons or entities affiliated with Saba Capital, including an opposition proxy statement and proxy card. Please be advised that the Funds are not responsible for the accuracy of any information provided by or relating to Saba Capital contained in any proxy solicitation materials filed or disseminated by Saba Capital or any other statements that may be made by Saba Capital and/or other persons or entities affiliated with Saba Capital.

DO NOT sign or return any proxy card or voting instruction form that may be sent to you by Saba Capital or any party other than the Funds, as this may cancel any previously submitted vote on a WHITE proxy card or voting instruction form for the approval of a new investment advisory agreement with Victory Capital.

If you submit a proxy card other than the WHITE proxy card, you may revoke that proxy (i) by voting your proxy “FOR” the approval of a new investment advisory agreement with Victory Capital by telephone or the internet by following the instructions on the WHITE proxy card or the voting instruction form provided by your broker or by completing, signing, dating, and returning the enclosed WHITE proxy card prior to the Special Meeting or (ii) by voting at the Special Meeting. Only the latest validly executed proxy card or voting instruction form that you submit will be counted.

Q.	Will my vote make a difference?
A.	Yes! Particularly in light of the proxy contest being conducted by Saba Capital, which could interfere with your Fund’s/Funds’ operations, your vote is extremely important. Your vote can make a difference in the management and governance of your Fund, no matter how many shares you own. Your vote can help ensure that the proposal recommended by the Board can be implemented.
Q.	What does it mean if I receive more than one WHITE proxy card or voting instruction form?
A.	You may receive more than one WHITE proxy card or voting instruction form. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one WHITE proxy card. To ensure that all of your shares are voted, please vote using each WHITE proxy card or voting instruction form that you receive.
Q.	Whom do I call if I have questions?
A.	If you need more information, or have any questions about voting, please call the Funds at 1-800-488-8095.
Q.	How do I vote my shares?
A.	You can provide voting instructions by telephone by calling the toll-free number on the enclosed WHITE proxy card(s) or by computer by going to the internet address provided on the WHITE proxy card(s) and following the instructions, using your WHITE proxy card(s) as a guide. Alternatively, you can authorize your proxy to vote your shares by signing and dating the enclosed WHITE proxy card(s), and mailing it in the enclosed postage-paid envelope. You also may attend the meeting and vote in person. However, even if you intend to attend the meeting in person, we encourage you to provide voting instructions by one of the methods described above.

It is important that you vote promptly. In order to ensure that shares will be voted in accordance with your instructions, please submit your proxy by March 25, 2025.

PIONEER DIVERSIFIED HIGH INCOME FUND, INC. (HNW)
PIONEER FLOATING RATE FUND, INC. (PHD)
PIONEER HIGH INCOME FUND, INC. (PHT)

60 State Street
Boston, Massachusetts 02109

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Scheduled To Be Held March 26, 2025

To the stockholders of Pioneer Diversified High Income Fund, Inc., Pioneer Floating Rate Fund, Inc. and Pioneer High Income Fund, Inc.:

A special meeting of stockholders (the “Special Meeting”) of each of Pioneer Diversified High Income Fund, Inc., Pioneer Floating Rate Fund, Inc. and Pioneer High Income Fund, Inc. (each, a “Fund” and, collectively, the “Funds”), is scheduled to be held at the offices of Morgan, Lewis & Bockius LLP, One Federal Street, Boston, Massachusetts 02110, on March 26, 2025, at 11:00 a.m. (Eastern Time), to consider and vote on the following proposal, as more fully described in the accompanying Joint Proxy Statement:

PROPOSAL: To approve a New Investment Advisory Agreement with Victory Capital Management Inc. (the “Proposal”)

The Board of Directors (the “Board”) of each Fund knows of no other business that will be presented for consideration at the Special Meeting. Under Maryland law relating to special meetings of stockholders, no business other than matters stated in this Notice may come before the Special Meeting.

The Board has fixed the close of business on February 4, 2025 as the record date for the determination of the stockholders of record of a Fund entitled to notice of and to vote at such Fund’s Special Meeting and any adjournment or postponement thereof.

The Board unanimously recommends that you vote on the enclosed WHITE proxy card “FOR” the Proposal.

Please read this Joint Proxy Statement carefully and vote on the enclosed WHITE proxy card or by internet or telephone as recommended by the Board. Whether or not you expect to attend the Special Meeting, and in order to facilitate timely receipt of your proxy vote, we urge you to sign, date and return the enclosed WHITE proxy card or vote by internet or telephone as promptly as possible. Voting now will not limit your right to change your vote or to attend the Special Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be Held on March 26, 2025:

Our Joint Proxy Statement is attached. Pursuant to rules promulgated by the U.S. Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including the Joint Proxy Statement and the proxy card(s), and by notifying you of the availability of these proxy materials on the internet. This Notice and the attached Joint Proxy Statement are available on the internet at https://vote.proxyonline.com/Amundi/docs.

By order of each Board of Directors,

Christopher J. Kelley
Chief Legal Officer and Secretary

Boston, Massachusetts
February 10, 2025

PIONEER DIVERSIFIED HIGH INCOME FUND, INC. (HNW) PIONEER FLOATING RATE FUND, INC. (PHD) PIONEER HIGH INCOME FUND, INC. (PHT)

60 State Street
Boston, Massachusetts 02109

JOINT PROXY STATEMENT
PART I

This Joint Proxy Statement is furnished in connection with the solicitation by the Boards of Directors (each, a “Board” and each Board member, a “Director”) of each of Pioneer Diversified High Income Fund, Inc., Pioneer Floating Rate Fund, Inc. and Pioneer High Income Fund, Inc. (each, a “Fund” and, collectively, the “Funds”) of proxies to be voted at a joint special meeting of stockholders of each such Fund to be held at 11:00 a.m. (Eastern time) on March 26, 2025, at the offices of Morgan, Lewis & Bockius LLP, One Federal Street, Boston, Massachusetts 02110 (the “Special Meeting”), and at any and all adjournments or postponements thereof. The Special Meeting will be held for the purposes set forth in the accompanying Notice of Special Meeting.

The Board of each Fund has determined that the use of this Joint Proxy Statement for the Special Meeting is in the best interests of the Fund and its stockholders in light of the similar matters being considered and voted on by the stockholders of each of the Funds. There are two parts to this Joint Proxy Statement. Part I sets forth and discusses the Proposal being submitted for stockholder approval. Part II provides important additional information that should be reviewed in considering the Proposal set forth in Part I. Stockholders should review both Part I and Part II before voting on the Proposal. This Joint Proxy Statement and the accompanying materials are being mailed by the Boards on or about February 10, 2025.

Each Fund is organized as a Maryland corporation. Each Fund is a registered management investment company.

Stockholders of record of a Fund at the close of business on February 4, 2025 (the “Record Date”) are entitled to vote at the Special Meeting of such Fund. With respect to the Proposal, each whole share shall be entitled to one vote and each fractional share shall be entitled to a proportionate fractional vote. Stockholders are not entitled to any appraisal rights as the result of the Proposal to be considered at the Special Meeting.

The number of shares of each Fund outstanding as of the close of business on February 4, 2025 is shown in Part II, Section 4 and the net assets of each Fund as of that date are shown in Part II, Section 1.

Each Fund of which you are a stockholder is named on the WHITE proxy card(s) included with this Joint Proxy Statement. If you own shares in more than one Fund as of the Record Date, you will receive one WHITE proxy card per such Fund. Even if you plan to attend the Special Meeting, please sign, date and return EACH WHITE proxy card you receive; or if you provide voting instructions by telephone or over the internet, please vote on the proposals affecting EACH Fund you own. If you provide voting instructions by telephone or over the internet, you will be asked to enter a unique code that has been assigned to you, which is printed on your WHITE proxy card(s). This code is designed to confirm your identity, provide access into the voting sites and confirm that your instructions are properly recorded.

All properly executed WHITE proxy cards received prior to the annual meeting will be voted at the meeting. Each WHITE proxy card will be voted in accordance with its instructions.

If a WHITE proxy card is properly executed and returned and no choice is specified with respect to a proposal, the shares will be voted “FOR” the new investment advisory agreement with Victory Capital. Stockholders who execute a WHITE proxy card or provide voting instructions by telephone or over the internet may revoke them with respect to a proposal (1) by filing with the applicable Fund a written notice of revocation (addressed to the Secretary of the Fund at the principal executive offices of the Fund at the address above), (2) by delivering a duly executed proxy bearing a later date or (3) by attending the Special Meeting and voting in person, in all cases prior to the exercise of the authority granted in the proxy card. Merely attending the Special Meeting, however, will not revoke any previously executed proxy. If you hold shares through a bank or other intermediary, please consult your bank or intermediary regarding your ability to revoke voting instructions after such instructions have been provided.

Satisfactory evidence of ownership of Fund shares as of the Record Date will be required to vote at the Special Meeting. If you plan to attend the Special Meeting at the location specified in the Notice of Special Meeting, we request that you bring photographic identification, which should match the name on the proxy card(s) you were sent with this Joint Proxy Statement, and a copy of your proxy card(s).

Annual reports are sent to stockholders of record of each Fund following the Fund’s fiscal year end. Each Fund’s fiscal year end is set forth in Part II, Section 1, of this Joint Proxy Statement. Each Fund will furnish, without charge, a copy of its annual report and most recent semi-annual report succeeding the annual report, if any, to a stockholder upon request. Such requests should be directed to the Fund at 60 State Street, Boston, Massachusetts 02109 or by calling toll free at 1-800-225-6292. Copies of annual and semi-annual reports of each Fund are also available on the Funds’ website at www. amundi.com/usinvestors/Products/Closed-End-Funds and on the EDGAR Database on the U.S. Securities and Exchange Commission’s internet site at www.sec.gov.

Please note that only one annual or semi-annual report or Joint Proxy Statement may be delivered to two or more stockholders of a Fund who share an address, unless the Fund has received instructions to the contrary. To request a separate copy of an annual report or the Joint Proxy Statement, or for instructions as to how to request a separate copy of these documents or as to how to request a single copy if multiple copies of these documents are received, stockholders should contact the applicable Fund at the address and phone number set forth above.

Vote Required and Manner of Voting Proxies

A quorum of stockholders is required to take action at each Meeting.

The presence in person or by proxy of holders of Common Stock of the Fund entitled to cast a majority of the votes entitled to be cast at the Special Meeting by holders of stock of such Fund shall constitute a quorum for the transaction of business at the Special Meeting.

Votes cast by proxy or in person at the Special Meeting will be tabulated by the inspectors of election appointed for the Special Meeting. The inspectors of election, who are employees of the proxy solicitor engaged by Amundi Asset Management US, Inc., on behalf of the Funds, will determine whether or not a quorum is present at the Special Meeting.

The inspectors of election will treat abstentions and “broker non-votes” as present for purposes of determining a quorum. “Broker non-votes” are shares held by brokers or nominees, typically in “street name,” as to which proxies have been returned but (a) instructions have not been received from the beneficial owners or persons entitled to vote and (b) the broker or nominee does not have discretionary voting power on a particular matter because the proposal is considered non-routine under the rules of the New York Stock Exchange. The Proposal is considered non-routine under the rules of the New York Stock Exchange. Accordingly, because stockholders are being asked to vote only on non-routine proposals, there will be no broker non-votes at the Special Meeting.

If you hold your shares directly (i.e., not through a broker-dealer, bank or other financial institution), and if you return a signed WHITE proxy card that does not specify how you wish to vote on a proposal, your shares will be voted “FOR” the Proposal.

Broker-dealer firms holding shares of a Fund in “street name” for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their shares on the Proposals before the Special Meeting. A broker-dealer that is a member of the New York Stock Exchange and that has not received instructions from a customer or client on or prior to the date specified in the broker-dealer firm’s request for voting instructions may not vote such customer’s or client’s shares with respect to non-routine proposals, including the Proposal.

A “1940 Act Majority Vote” of the outstanding voting securities of the applicable Fund is required to approve the Proposal.

A “1940 Act Majority Vote” of the outstanding voting securities of a Fund means the affirmative vote of the lesser of (a) 67% or more of the voting securities of the Fund that are present at the Special Meeting or represented by proxy if holders of shares representing more than 50% of the outstanding voting securities of the Fund are present or represented by proxy and (b) more than 50% of the outstanding voting securities of the Fund.

Approval of the Proposal will occur only if a sufficient number of votes equal to a “1940 Act Majority Vote” are cast “FOR” the Proposal at the Special Meeting.

Abstentions and broker non-votes, if any, will be treated as votes “AGAINST” the Proposal.

As noted above, broker non-votes are not expected with respect to the Proposal.

Please note that even if stockholders of your Fund approve the Proposal, it is possible that a new investment advisory agreement for your Fund will not take effect. This is because the completion of the Transaction may not occur, including in the event that certain conditions to the closing of the Transaction set forth in the contribution agreement are not met. One of these conditions is receipt of consents from Amundi US’s investment management clients, including the Funds (including, for some funds that are clients of Amundi US, through the reorganization of those funds into funds for which Victory Capital serves as the investment manager). If this does not take place or if the completion of the Transaction does not occur for another reason, the new investment advisory agreement will not take effect. On the other hand, the Transaction may take place even if stockholders of your Fund do not approve the Proposal. If this should happen, the Board of your Fund would implement an interim investment advisory agreement with Victory Capital for a period of no more than 150 days from the closing date of the Transaction in order to determine appropriate action, which could include continuing to solicit stockholder approval of a new investment advisory agreement with Victory Capital. The Board has approved an interim investment advisory agreement (which would take effect upon the closing of the Transaction) to provide for maximum flexibility for your Fund’s future.

As previously disclosed, the Board of Directors of each Fund has adopted a resolution to opt in to the provisions of the Maryland Control Share Acquisition Act (the “MCSAA”). Generally, the MCSAA provides that a holder of “control shares” (as defined in the MCSAA) of a Maryland corporation (e.g., a Fund) acquired in a “control share acquisition” (as defined in the MCSAA) will not be entitled to vote its control shares unless the other stockholders of the corporation reinstate those voting rights. Generally, “control shares” are shares that, when aggregated with shares already owned by an acquiring person, would entitle the acquiring person to exercise 10% or more, 33 1/3% or more, or a majority of the total voting power of shares entitled to vote. There can be no assurance that the MCSAA will be enforceable with respect to the Funds. In addition, the exercise of the provisions of the MCSAA may create exposure to liability for the Funds. Courts in Massachusetts and New York, and the U.S. Court of Appeals for the Second Circuit have held similar provisions to violate Section 18(i) of the Investment Company Act of 1940, as amended (the “1940 Act”).

Adjournments and Postponements

The Special Meeting with respect to one or more Funds may, by action of the Chair of the Special Meeting and without any action by stockholders, be adjourned from time to time with respect to one or more matters to be considered at the Special Meeting to a later date and time and at a place announced at the Special Meeting, whether or not a quorum is present with respect to such matter, and the Special Meeting may be held as adjourned without further notice other than announcement at the Special Meeting and provided that the new Special Meeting date is not more than 120 days from the original Record Date.

The Special Meeting with respect to one or more Funds may be postponed prior to the Special Meeting for that Fund. If the Special Meeting for a Fund is postponed, the Fund will give notice of the postponement to stockholders.

PROPOSAL — TO APPROVE A NEW INVESTMENT ADVISORY AGREEMENT WITH VICTORY CAPITAL MANAGEMENT INC.

Introduction

You are being asked to approve a new investment advisory agreement (the “New Investment Advisory Agreement”) between your Fund and Victory Capital Management Inc. (“Victory Capital”). Under your Fund’s current investment advisory agreement (the “Current Investment Advisory Agreement”) with Amundi Asset Management US, Inc. (“Amundi US”), Amundi US regularly provides the Fund with investment research, advice and supervision, and furnishes continuously an investment program for the Fund.

Amundi US is currently an indirect wholly owned subsidiary of Amundi Asset Management S.A.S. (“Amundi”) and Amundi’s wholly owned subsidiary, Amundi Holdings US, Inc. (“Amundi Holdings”). On July 9, 2024, Amundi announced that it had entered into a definitive contribution agreement with Victory Capital Holdings, Inc. (“Victory Holdings”), a publicly traded investment firm, to combine Amundi Holdings with Victory Holdings, and for Amundi to become a strategic shareholder of Victory Capital (the “Transaction”).

Pursuant to the contribution agreement, Amundi will contribute (the “contribution”) to Victory Holdings all of the shares of Amundi Holdings (the “Amundi Holdings Shares”). The contribution will result in Amundi Holdings and Amundi US becoming wholly owned subsidiaries of Victory Holdings. At the closing of the Transaction, in exchange for the Amundi Holdings Shares, Victory Holdings will issue to Amundi a number of (1) newly issued shares of Victory Holdings common stock and (2) newly issued shares of Victory Holdings preferred stock, equal in the aggregate to 26.1% of Victory Holdings’ fully diluted shares after giving effect to such share issuance. In addition, two individuals designated by Amundi shall be elected to the Board of Directors of Victory Holdings. At a meeting held on October 11, 2024, holders of Victory Holdings common stock approved certain proposals in connection with the contribution agreement, including the issuance of additional shares of common stock of Victory Holdings to effect the Transaction.

In conjunction with the Transaction, Amundi and Victory Holdings have entered into reciprocal 15-year distribution agreements which will be effective upon closing of the Transaction. Under the distribution agreements, Victory Capital will be the supplier of US-manufactured active asset management products for Amundi’s distribution outside of the US. Additionally, Victory Capital will become the distributor of Amundi’s non-US manufactured products in the US.

The Transaction is expected to close at the end of the first quarter of 2025, subject to certain regulatory and other approvals and other obligations in the contribution agreement being satisfied or waived by the parties thereto, including, among others, receipt of consents from Amundi US’s investment management clients, including the Funds.

Consummation of the Transaction will result in a change of control of Amundi US and therefore will constitute an “assignment” (as defined in the 1940 Act) of your Fund’s Current Investment Advisory Agreement. As required by the 1940 Act, the Current

Investment Advisory Agreement provides for its automatic termination in the event of an assignment. Accordingly, the Current Investment Advisory Agreement will terminate upon the consummation of the Transaction.

It is proposed that, upon consummation of the Transaction, Victory Capital will serve as your Fund’s investment adviser pursuant to the New Investment Advisory Agreement. Victory Capital operates as a diversified global asset manager comprised of multiple investment teams, referred to as “investment franchises,” each of which utilizes an independent approach to investing. Upon consummation of the Transaction, certain operations and personnel of Amundi US will move to Victory Capital as part of larger plans to integrate the advisory businesses of Amundi US and Victory Capital. Under the New Investment Advisory Agreement, your Fund’s current portfolio managers are expected to continue to manage your Fund as members of Pioneer Investments, a Victory Capital investment franchise, under the oversight of Victory Capital. In addition, the advisory fee rate payable by your Fund under the New Investment Advisory Agreement will be the same as the advisory fee rate payable under your Fund’s Current Investment Advisory Agreement. In addition, Victory Capital has contractually agreed to waive its advisory fee and/or reimburse expenses for at least three years after the Transaction closes so that your Fund’s total net annual operating expenses do not exceed the lower of (i) the total net annual operating expenses associated with investing in the Fund after application of expense limitation arrangements currently in effect for the Fund, if any, or (ii) the total net annual operating expenses of the Fund as of the end of the Fund’s most recent fiscal year at the time of the Transaction close. The contractual expense limitation agreement permits Victory Capital to recoup advisory fees waived and expenses reimbursed for up to two years after the fiscal year in which the waiver or reimbursement took place, subject to the lesser of any operating expense limitation in effect at the time of: (1) the original waiver or expense reimbursement; or (2) recoupment, after giving effect to the recoupment amount.

Victory Capital has advised the Board of Directors of your Fund that it does not anticipate that having Victory Capital provide investment advisory services would result in any reduction in the level or quality of services now provided to your Fund, and that Victory Capital is not aware of any circumstances that may have any adverse effect on its ability to fulfill its obligations to your Fund. The consummation of the Transaction is not expected to (1) result in any significant changes to the day-to-day management of your Fund, (2) affect your Fund’s investment objective(s) or investment strategies, or (3) impact the investment philosophy or process of your Fund’s portfolio management team.

The date of the Current Investment Advisory Agreement for your Fund, the date on which the agreement was approved by your Fund’s stockholders and the contractual investment advisory fees payable to Amundi US as investment adviser to your Fund are set forth in Part II, Section 2, of this Joint Proxy Statement. Aggregate advisory fees paid to Amundi US by your Fund during the Fund’s last fiscal year are set forth in Part II, Section 3, of this Joint Proxy Statement. The continuation of the Current Investment Advisory Agreement was last approved by the Board on September 17, 2024.

Each Fund’s Board of Directors (the “Board”) has elected David C. Brown, Chairman and Chief Executive Officer of each of Victory Capital and Victory Holdings, to the Board of the Fund, contingent upon the closing of the Transaction. Two current members of the Board of each Fund, Lisa M. Jones, President, Chief Executive Officer and Director of Amundi US, and Marco Pirondini, Executive Vice President and Chief Investment Officer of Amundi US, have agreed to retire from the Board of each Fund, contingent upon the closing of the Transaction.

Saba Capital, an activist investor that frequently targets registered closed-end investment funds, is expected to launch a campaign against approval of your Fund’s new investment advisory agreement with Victory Capital. Such a campaign could disrupt your Fund’s operations and potentially leave your Fund without an investment adviser.

Saba Capital has not announced an alternative plan for the management of the Funds; your Fund and Amundi US believe that Saba Capital is simply trying to take advantage of this situation to create disruption and force your Fund to implement a major structural change (such as liquidation or a large tender offer) that will allow Saba Capital and its hedge fund investors to make a short-term profit. Saba Capital’s actions do not recognize that the Funds have served a valuable role in the portfolios of their long-term investors for many years –your Fund and Amundi US believe that Saba Capital is willing to disrupt Fund operations and potentially leave your Fund without an investment adviser in order to make a profit. Do not let Saba Capital put its interests above yours.

Your vote FOR the the new investment advisory agreement with Victory Capital on the enclosed WHITE proxy card can help stop Saba Capital’s self-serving activist agenda from impairing or, worse, eliminating the Funds.

The Board strongly urges you not to sign or return any proxy card or voting instruction form other than the enclosed WHITE proxy card, and to discard any proxy materials and proxy cards or voting instruction forms that you may receive from Saba Capital. The proxy card you submit with the latest date is the proxy card that will be counted. If you have previously returned a proxy card sent to you by Saba Capital, you can change your vote (i) by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided herewith; (ii) by recording your voting instructions via telephone or the internet following the instructions on the enclosed WHITE proxy card; or (iii) by voting at the Special Meeting.

Information Concerning Victory Capital, Amundi US and Their Respective Parent Companies

Victory Capital Holdings, Inc. and Victory Capital Management Inc. Victory Capital is a diversified global asset manager comprised of multiple investment teams, referred to as investment franchises, each of which utilizes an independent approach to investment. Victory Capital’s total assets under management are $171.9 billion, and it has $176.1 billion in total client assets, as of December 31, 2024. Victory Capital employs a next-generation business strategy that combines boutique investment qualities with the benefits of a fully integrated, centralized operating and distribution platform. Victory Capital provides specialized investment strategies to institutions, intermediaries, retirement platforms and individual investors. With 11 autonomous investment franchises and a solutions business, Victory Capital offers a wide array of investment products and services, including mutual funds, exchange-traded funds (“ETFs”), separately managed accounts, alternative investments, third-party ETF model strategies, collective investment trusts, private funds, a 529 Education Savings Plan, and brokerage services. Victory Capital currently serves as the investment adviser and fund administrator to 90 mutual funds and 26 ETFs in the Victory Funds complex. Victory Capital’s principal executive offices are located at 15935 La Cantera Parkway, San Antonio, Texas 78256 and its phone number is (216) 898-2400. Victory Capital is an indirect wholly-owned subsidiary of Victory Holdings, a publicly traded Delaware corporation. Shares of Victory Holdings common stock are traded on the Nasdaq Global Select Market under the symbol “VCTR.”

Amundi S.A. and Amundi Asset Management S.A.S. Amundi S.A. (“Amundi Parent”) is a French société anonyme (a French limited company). Together with its subsidiaries, Amundi Parent is a leading European asset manager, ranking among the top 10 global players. Amundi Parent offers its approximately 100 million clients — retail, institutional and corporate — a complete range of savings and investment solutions in active and passive management, in traditional or real assets. This offering is enhanced with IT tools and services to cover the savings value chain. A subsidiary of the Crédit Agricole group and listed on Euronext Paris, Amundi Parent managed more than $2.3 trillion of assets as of December 31, 2024. With its six international investment hubs in Boston, Dublin, London, Milan, Paris and Tokyo, financial and extra-financial research capabilities and long-standing commitment to responsible investment, Amundi Parent serves clients with its 5,500 employees in 35 countries.

Amundi Asset Management S.A.S. (“Amundi”) is a French société par actions simplifiée (a French simplified joint stock company), and is an asset management company and wholly owned subsidiary of Amundi Parent. Amundi Parent and Amundi are referred to collectively herein as “Amundi.”

The address of the principal executive offices of Amundi is 91-93 Boulevard Pasteur 75015 Paris, France. Its telephone number is +33 (0)1 76 33 30 30.

Amundi Holdings US, Inc. and Amundi Asset Management US, Inc. Amundi Holdings US, Inc. (“Amundi Holdings”), based in Boston, Massachusetts, is a wholly owned subsidiary of Amundi. Amundi Holdings’ activities are principally conducted by its wholly owned subsidiary Amundi US, Inc.

Amundi Asset Management US, Inc. (“Amundi US”), each Fund’s investment adviser, is a wholly owned subsidiary of Amundi Holdings, serves as the investment adviser for the U.S. registered investment companies comprising the Pioneer Funds, and provides advisory and sub-advisory services to institutional, related party, and other accounts. Amundi US has also entered into an administration agreement with each Fund, pursuant to which certain accounting, administration and legal services are performed by Amundi US. Upon the closing of the Transaction, the accounting, administration and legal services provided by Amundi US under the administration agreement with each Fund are expected to be provided by Victory Capital or a service provider engaged by Victory Capital pursuant to a new administration agreement.

Amundi US was founded as Pioneer Investments in 1928 by value investor Philip L. Carret. In October 2000, Pioneer Investments was acquired by UniCredit S.p.A., a banking and financial services company based in Milan, Italy. On July 3, 2017, UniCredit sold its global asset management business, including Amundi US, to Amundi. Since 1971, Amundi US has been registered as an investment adviser with the U.S. Securities and Exchange Commission under the Investment Advisers Act of 1940. Amundi US’s total AUM as of December 31, 2024 was $114 billion, comprised of AUM of approximately 63% and 37% from U.S. and non-U.S. investors, respectively. The address of Amundi US’s principal executive offices is 60 State Street, Boston, Massachusetts. Its telephone number is (617) 742-7825.

Comparison of New Investment Advisory Agreement with Current Investment Advisory Agreement

The terms of the New Investment Advisory Agreement are substantially identical to the terms of the Current Investment Advisory Agreement, except for the effective dates and that in the Current Investment Advisory Agreement, the Agreement is titled as a “Management Agreement” and the Fund’s investment adviser is called the “Manager” instead of “Investment Advisory Agreement” and “Investment Adviser,” respectively. The stated advisory fees to be paid by your Fund are identical under the applicable Current Investment Advisory Agreement and the New Investment Advisory Agreement. The material terms of the New Investment Advisory Agreement are discussed below. You should refer to the copy of the form of New Investment Advisory Agreement in Part II, Section 8 of this Joint Proxy Statement for the complete terms of the New Investment Advisory Agreement.

Investment Advisory Services. Each of the Current Investment Advisory Agreement and the New Investment Advisory Agreement (the “Investment Advisory Agreements”) provides that, subject to the supervision of the Fund’s Board, the Fund’s investment adviser regularly provides the Fund with investment research, advice, management and supervision, and furnishes a continuous investment program for the Fund’s portfolio of securities and other investments consistent with the Fund’s investment objectives, policies and restrictions. The Fund’s investment adviser determines from time to time what securities and other investments will be purchased, retained or sold by the Fund and implements those decisions in accordance with the provisions of the Fund’s governing documents, the 1940 Act and any specific policies adopted by the Fund’s Board and disclosed to the Fund’s investment adviser.

Under each of the Investment Advisory Agreements, the Fund’s investment adviser is authorized to place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer, foreign currency dealer, futures commission merchant or others selected by it. Except as described in the Investment Advisory Agreements, the Fund’s investment adviser will seek the best execution available in the selection of brokers and dealers and the placing of orders for the Fund. In assessing the best execution available for any transaction, the Fund’s investment adviser may consider factors it deems relevant, including the size and type of transaction, the nature and character of the markets for the security to be purchased or sold, the execution capabilities and financial condition of the broker or dealer, and the reasonableness of the commission or dealer spread, if any (whether for a specific transaction or on a continuing basis). Subject to applicable law, the Fund’s investment adviser may select brokers or dealers who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to the Fund and/or the other accounts over which the Fund’s investment adviser or its affiliates exercise investment discretion. The Fund’s investment adviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission or spread another broker or dealer would have charged for effecting that transaction if the Fund’s investment adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by that broker or dealer. This determination may be made either by reference to the terms of that particular transaction or the overall responsibilities that the Fund’s investment adviser and its affiliates have with respect to the accounts over which they exercise investment discretion.

Each of the Investment Advisory Agreements provides that the Fund’s investment adviser will (1) provide advice and recommendations with respect to other aspects of the business and affairs of the Fund, (2) exercise voting rights, consent rights with respect to corporate actions and any other rights pertaining to the Fund’s portfolio securities, subject to such direction as the Board may provide, and (3) perform such other functions of investment management and supervision as may be directed by the Board.

Each of the Investment Advisory Agreements provides that the Fund’s investment adviser shall not be deemed to have assumed or have responsibility for any functions specifically assumed by any administrator, transfer agent, Fund accounting agent, custodian, stockholder servicing agent or other agent employed by the Trust or the Fund to perform such functions.

Fees. As noted above, the stated advisory fees to be paid by your Fund and the method of calculation are identical under the applicable Investment Advisory Agreements. The advisory fee schedule payable by your Fund under both the Current Investment Advisory Agreement and the New Investment Advisory Agreement is set forth in Part II, Section 2, of this Joint Proxy Statement.

Each of the Investment Advisory Agreements provides that the fees paid by the Fund is to be paid based on the Fund’s managed assets. Each of the Investment Advisory Agreements for the Funds states that, for purposes of the Investment Advisory Agreement, “managed assets” means (a) the total assets of the Fund, including any form of investment leverage, minus (b) all accrued liabilities incurred in the normal course of operations, which shall not include any liabilities or obligations attributable to investment leverage obtained through

(i) indebtedness of any type (including, without limitation, borrowing through a credit facility or the issuance of debt securities), (ii) the issuance of preferred stock or other similar preference securities, and/or (iii) any other means. Each of the Investment Advisory Agreements for the Funds states that the liquidation preference on any preferred shares is not a liability.

Payment of Expenses. Each of the Investment Advisory Agreements requires the Fund’s investment adviser to furnish all necessary services, facilities and personnel in connection with the performance of its services under the Investment Advisory Agreement, and states that, except as specifically indicated therein, the Fund’s investment adviser is not responsible for any of the Fund’s ordinary or extraordinary expenses. Each of the Investment Advisory Agreements states that the Fund’s investment adviser will pay or reimburse the Fund for compensation paid to the Directors who are affiliated persons of the Fund’s investment adviser and officers of the Fund, except as the Board may decide. Each of the Investment Advisory Agreements acknowledges that the Fund’s investment adviser may provide other services, such as administrative services, to the Fund pursuant to separate contracts approved by the Board and receive compensation for such services as specified in the contracts.

Investment Subadvisers. Each of the Investment Advisory Agreements authorizes the Fund’s investment adviser or the Fund to enter into contracts with investment subadvisers (including affiliates of the Fund’s investment adviser). The Fund’s investment adviser is not accountable to the Fund or stockholders for any loss or liability relating to specific investments selected by the subadviser. If the Fund’s investment adviser contracts with a subadviser, as permitted under each Investment Advisory Agreement, the Fund’s investment adviser would pay the subadvisory fees, unless the Board agrees otherwise.

Potential Conflicts of Interest. Each of the Investment Advisory Agreements specifically provides that any of the personnel of the Fund’s investment adviser, even if serving the Fund as a Director, officer or employee, may engage in any other business or devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature. The Fund’s investment adviser may engage in any other business or render services of any kind, including investment advisory and management services, to any other fund, firm, individual or association.

Each of the Investment Advisory Agreements also provides that if the purchase or sale of securities consistent with the investment policies of the Fund and one or more other accounts of the Fund’s investment adviser is considered at or about the same time, transactions in such securities must be allocated among the accounts in a manner deemed equitable by the Fund’s investment adviser. Such transactions may be combined, in accordance with applicable laws and regulations, consistent with the Fund’s investment adviser’s policies and procedures as presented to the Fund’s Board from time to time.

Limitation on Liability. Each of the Investment Advisory Agreements states that the Fund’s investment adviser assumes no responsibility other than to render the services called for by the agreement, in good faith, and that the Fund’s investment adviser will not be liable for any loss or other liability arising out of any investment or for any act or omission in the execution of securities or other transactions for the Fund. This limitation of liability applies to affiliates, partners, stockholders, directors, officers and employees of the Fund’s investment adviser and its affiliates who may perform services for the Fund contemplated by the Investment Advisory Agreement. Neither of the Fund’s investment adviser nor any other such person is protected, however, from liability by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Investment Advisory Agreement.

Term and Continuance. The Current Investment Advisory Agreement has been in effect for an initial term of two years and for successive one-year periods subject to such continuance being approved annually in the manner required by the 1940 Act. If approved by stockholders prior to the consummation of the Transaction, the Fund’s New Investment Advisory Agreement will go into effect upon the consummation of the Transaction for an initial two-year period. Thereafter, if not terminated, the New Investment Advisory Agreement will continue in effect from year to year if such continuance is specifically approved at least annually (a) by the Board, or (b) by a vote of a majority of the outstanding voting securities of the Fund, provided that in either event the continuance also is approved by a majority of the Directors who are not interested persons of a party to the New Investment Advisory Agreement.

Termination. Each of the Investment Advisory Agreements may be terminated at any time, without the payment of any penalty, by the Board or by vote of a majority of the outstanding voting securities of the Fund, upon not more than sixty (60) days’ and not less than thirty (30) days’ written notice to the Fund’s investment adviser, or by the Fund’s investment adviser upon not less than sixty (60) days’ written notice to the Fund. Each Investment Advisory Agreement will terminate automatically in the event of its “assignment” (as defined in the 1940 Act).

Possible Interim Investment Advisory Agreement

If the stockholders of your Fund do not approve the New Investment Advisory Agreement and the Transaction is completed, an interim investment advisory agreement between Victory Capital and your Fund (the “Interim Investment Advisory Agreement”) will take effect upon the closing of the Transaction. The terms of the Interim Investment Advisory Agreement are substantially identical to those of the Current Investment Advisory Agreement, except for the effective dates and the term and escrow provisions described below, and that in the Current Investment Advisory Agreement, the Agreement is titled as a “Management Agreement” and the Fund’s investment adviser is called the “Manager” instead of “Investment Advisory Agreement” and “Investment Adviser,” respectively. The Interim Investment Advisory Agreement will continue in effect for a term ending on the earlier of (a) 150 days from the closing of the Transaction (the “150-day period”) and (b) the date on which stockholders of your Fund approve the New Investment Advisory Agreement. The advisory fee schedule payable by your Fund under both the Current Investment Advisory Agreement and the Interim Investment Advisory Agreement is identical but, pursuant to Rule 15a-4 under the 1940 Act, compensation earned by Victory Capital under the Interim Investment Advisory

Agreement will be held in an interest-bearing escrow account. If stockholders of your Fund approve the New Investment Advisory Agreement prior to the end of the 150-day period, the amount held in the escrow account under the Interim Investment Advisory Agreement will be paid to Victory Capital. If stockholders of your Fund do not approve the New Investment Advisory Agreement prior to the end of the 150-day period, the Directors of your Fund will consider potential further actions that are consistent with their fiduciary duties to the Fund, and Victory Capital will be paid the lesser of (a) its costs incurred in performing its services under the Interim Investment Advisory Agreement and (b) the total amount of the escrow account, plus interest earned. Thereafter, the Directors of your Fund would either negotiate a new investment advisory agreement with an advisory organization selected by the Directors or make other appropriate arrangements.

Board Evaluation of the New Investment Advisory Agreement

The Board evaluated the Transaction and the New Investment Advisory Agreement and Interim Investment Advisory Agreement for each of the Funds.

At in-person meetings held on May 14-15, 2024, July 22-23, 2024, September 16-17, 2024, November 12-13, 2024, and December 16, 2024, the Board of each Fund met to consider the Transaction, including the plan to combine Amundi US into Victory Capital in exchange for Amundi becoming a significant shareholder of Victory Capital, and to establish a long-term reciprocal distribution partnership between Amundi and Victory Capital. The Board was advised that the Transaction, if completed, would constitute a change of control under the 1940 Act that would result in the termination of the Current Investment Advisory Agreement.

At these meetings, which included meetings of the full Board and separate meetings of the Independent Directors, and at video conferences of the Independent Directors held on May 23, 2024, June 24, 2024, August 19, 2024, October 29, 2024 and December 9, 2024, the Board or the Independent Directors, as the case may be, considered, among other things, whether it would be in the best interests of each Fund and its respective stockholders to approve the New Investment Advisory Agreement. To assist the Board in its consideration of the New Investment Advisory Agreement and the anticipated impacts of the Transaction on the Funds and their stockholders, Victory Capital provided materials and information about Victory Capital, including its financial condition and asset management capabilities and organization, and Victory Capital and Amundi provided materials and information about the proposed Transaction between Victory Capital and Amundi.

To assist the Board in its consideration of the New Investment Advisory Agreement, Victory Capital provided extensive information to the Board regarding the Transaction and the investment advisory services to be provided by Victory Capital under the New Investment Advisory Agreement. Before and during the December 16, 2024 meeting, the Board sought additional information as it deemed necessary and appropriate. In connection with their consideration of the New Investment Advisory Agreement, the Independent Directors worked with their independent legal counsel to prepare requests for additional information that were submitted to Victory Capital and Amundi US. The Board’s requests for information sought information relevant to the Board’s consideration of the New

Investment Advisory Agreement and other anticipated impacts of the Transaction on the Fund and its stockholders. In addition, the Board formed a Transaction Sub-Committee, comprised solely of Independent Directors, to assist the Board in its consideration of the New Investment Advisory Agreement and the Transaction. The Board and the Transaction Sub-Committee met with senior management representatives of Victory Capital and Amundi US on numerous occasions to discuss various aspects of the Transaction, to review information provided to assist the Board in its consideration of the New Investment Advisory Agreement and the Transaction, and to make supplemental due diligence requests for additional information from Victory Capital and Amundi US with respect to the New Investment Advisory Agreement and the Transaction. Victory Capital and Amundi US provided documents and information in response to the requests from the Board and the Transaction Sub-Committee, as well as made presentations to, and responded to questions from, the Board and the Transaction Sub-Committee at various meetings.

Prior to voting on the New Investment Advisory Agreement, the Independent Directors reviewed the Transaction and the New Investment Advisory Agreement with representatives of Amundi US and Victory Capital, counsel to each Fund and counsel to the Independent Directors. The Independent Directors also reviewed the Transaction and the New Investment Advisory Agreement with their counsel in private sessions at which no representatives of Amundi US, Victory Capital or counsel to the Funds were present.

The Board’s evaluation of the New Investment Advisory Agreement reflected the information provided specifically in connection with its review of the New Investment Advisory Agreement, as well as, where relevant, information that was previously furnished to the Board in connection with the renewal of the Current Investment Advisory Agreement at in-person meetings held on September 17, 2024 and at other Board meetings throughout the prior year.

Among other things, the Directors considered:

(i) that, in the Transaction, Amundi US would be combined into Victory Capital in exchange for shares of Victory Capital issued to Amundi without Amundi becoming a controlling stockholder of Victory Capital, and that Victory Capital and Amundi would establish a long-term reciprocal distribution partnership;

(ii) representations by Victory Capital regarding the reputation, experience, financial strength and resources of Victory Capital and its investment franchises;

(iii) that Victory Capital has informed the Board that the Transaction is not expected to have a material adverse impact on the nature, scope and overall quality of services provided to the Fund and its stockholders, including investment management, risk management, administrative, compliance, legal and other services;

(iv) that Victory Capital has informed the Board that the current portfolio managers of the Fund are expected to continue to act as portfolio managers of the Fund following the consummation of the Transaction as members of Pioneer Investments, a planned Victory

Capital investment franchise, managing the Fund using the same investment approach under which the Fund is currently managed, and the Board considered the historical investment performance record of the Fund under such investment approach;

(v) the non-investment resources, infrastructure and personnel of Victory Capital that would be involved in Victory Capital’s services to the Acquiring Fund, including Victory Capital’s legal and operational structure, risk management, administrative, legal, compliance and cybersecurity functions;

(vi) that the Fund’s contractual advisory fee rate will remain the same and will not increase by virtue of the New Investment Advisory Agreement;

(vii) the terms and conditions of the New Investment Advisory Agreement, including that each New Investment Advisory Agreement is substantially identical to its corresponding Current Investment Advisory Agreement;

(viii) that the Directors had recently approved the continuance of the Current Investment Advisory Agreement with Amundi US at an in-person meeting held on September 17, 2024 and, in connection with the Directors’ review of the Current Investment Advisory Agreement, received and considered full comparative fee and expense data;

(ix) Victory Capital’s plans to propose to transition from certain of the Fund’s current service providers, including fund administration, to the Victory Funds’ service providers following the consummation of the Transaction

(x) that Victory Capital has agreed with the Board that, for at least three years after the Transaction closes, Victory Capital would waive fees and/or reimburse expenses so that the Fund’s total net annual operating expenses (excluding certain customary items) does not exceed the lower of (i) the total net annual operating expenses associated with investing in the Fund after application of expense limitation arrangements currently in effect for the Fund, if any, or (ii) the total net annual operating expenses of the Fund as of the end of the Fund’s most recent fiscal year at the time of the Transaction close, and that the contractual expense limitation agreement permits Victory Capital to recoup advisory fees waived and expenses reimbursed for up to two years after the fiscal year in which the waiver or reimbursement took place, subject to the lesser of any operating expense limitation in effect at the time of: (1) the original waiver or expense reimbursement; or (2) recoupment, after giving effect to the recoupment amount;

(xi) that Victory Capital does not expect to propose any changes to the investment objective(s) of any Fund or any changes to the principal investment strategies of any Fund as a result of the Transaction;

(xii) that Victory Capital has acquired and integrated several investment management companies;

(xiii) the potential benefits to the stockholders of the Fund, including continuity of portfolio management and operating efficiencies due to the greater scale of Victory Capital that may be achieved from the Transaction;

(xiv) that Victory Capital and Amundi will each derive benefits from the Transaction and that, as a result, they have a financial interest in the matters that were being considered;

(xv) that Victory Capital and Amundi have agreed to conduct, and use reasonable best efforts to cause their affiliates to conduct, their respective businesses in compliance with Section 15(f) of the 1940 Act so as not to impose an “unfair burden” on the Fund; and

(xv) that the Funds will not bear the costs of obtaining stockholder approval of the New Investment Advisory Agreement, including proxy solicitation costs, legal fees and the costs of printing and mailing the proxy statement, regardless of whether the Transaction is consummated.

Certain of these considerations are discussed in more detail below.

The Directors also requested, obtained and considered the following information in connection with their evaluation of the Transaction and the New Investment Advisory Agreement for each Fund: (i) memoranda provided by Fund counsel that summarized the legal standards and other considerations that are relevant to the Directors in their deliberations regarding the New Investment Advisory Agreement; and (ii) the Fund’s advisory fees and total expense ratios, the financial statements of Victory Capital, a profitability analysis provided by Victory Capital, and an analysis from Victory Capital as to possible economies of scale. The Directors further considered, materials provided in connection with their review of the Current Investment Advisory Agreement, including, for each Fund, information regarding the qualifications of the investment management teams for the Fund, as well as the level of investment by the Fund’s portfolio managers in the Fund. In addition, the Directors considered the information provided at regularly scheduled meetings throughout the year regarding the Fund’s performance and risk attributes, including through meetings with investment management personnel, and took into account other information related to the Fund provided to the Directors at regularly scheduled meetings.

At the December 16, 2024, meeting, based on their evaluation of the information provided by Victory Capital and Amundi US, the Directors including the Independent Directors voting separately, approved the New Investment Advisory Agreement and the Interim Investment Advisory Agreement for your Fund. In considering the New Investment Advisory Agreement for your Fund, the Directors considered various factors that they determined were relevant, including the factors described below. The Directors did not identify any single factor as the controlling factor in their determinations. The Directors considered the same factors with respect to the Interim Investment Advisory Agreement for your Fund.

Nature, Extent and Quality of Services. The Directors considered the nature, extent and quality of the services that had been provided by Amundi US to the Fund and that are expected to be provided by Victory Capital to the Fund following the consummation of the Transaction, taking into account the investment objective(s) and principal investment strategies of the Fund.

The Board considered information provided by Victory Capital regarding its business and operating structure, scale of operations, leadership and reputation. The Board also considered the capabilities, resources, and personnel of Victory Capital, in order to determine whether Victory Capital is capable of providing the same level of investment management services currently provided to the Fund. The Board received information regarding Victory Capital’s plans to integrate Amundi US investment personnel into Victory Capital as members of Pioneer Investments, a Victory Capital investment franchise. The Board noted that it had considered the qualifications of the portfolio managers at Amundi US at its September 17, 2024 Meeting.

The Directors considered Victory Capital’s representation that there would be no change to the investment approach under which the Fund would be managed under the New Investment Advisory Agreement.

The Board considered the non-investment resources, infrastructure and personnel of Victory Capital that would be involved in Victory Capital’s services to the Fund, including Victory Capital’s compliance, risk management, cybersecurity and legal resources and personnel. The Board also reviewed information provided by Victory Capital related to its business, legal, and regulatory affairs, including information regarding the resources available to Victory Capital to provide the services specified under the New Investment Advisory Agreement. The Board also considered Victory Capital’s financial condition, and noted that Victory Capital is expected to be able to provide a high level of service to the Funds and continuously invest and re-invest in its investment management business.

The Directors considered that Amundi US currently supervises and monitors the performance of the Fund’s service providers and provides the Fund with personnel (including Fund officers) and other resources that are necessary for the Fund’s business management and operations, and considered the personnel and resources that Victory Capital proposed to provide with respect to such services. The Directors also considered that, as administrator, Amundi US is responsible for the administration of the Fund’s business and other affairs and that, post-Transaction, Victory Capital would be responsible for the administration of the Fund’s business and other affairs. The Directors considered that the fees Victory Capital would charge for administration services are higher than the fees that Amundi US receives as reimbursement for services rendered, and considered Victory Capital’s explanation of the reasons for the differences in administration fees charged by Victory Capital and Amundi US as well as the expense limitation arrangements proposed to be implemented for the Fund for at least three years following the completion of the Transaction.

The Directors considered that the terms and conditions of the New Investment Advisory Agreement are substantially similar to the terms and conditions of the Current Investment Advisory Agreement, except for different execution dates, effective dates and termination dates.

The Directors received and considered information regarding the Victory Funds’ key service providers, including custody, transfer agency and administration service providers, the fees charged by such service providers as compared to the fees charged by the Fund’s current service providers, and Victory Capital’s plans to propose the transition from certain of the Fund’s current service providers to the Victory Funds’ service providers following the consummation of the Transaction.

The Directors considered that Victory Capital has advised the Board that, notwithstanding the above, the Transaction is not expected to have a material adverse impact on the nature, scope and overall quality of services provided to the Fund and its stockholders, including investment advisory, risk management, administrative, compliance, legal and other services, as a result of the Transaction. In that regard, the Directors considered the statements by representatives of Victory Capital that they do not currently foresee major changes in the day-to-day investment management operations of the Funds as a direct result of the Transaction, and also considered the risk management, legal and compliance services that Victory Capital would provide with respect to the Fund.

Based on these considerations, the Directors concluded that the nature, extent and quality of services that are proposed to be provided by Victory Capital to the Fund would be satisfactory and consistent with the terms of the Investment Advisory Agreement.

Performance of the Fund. In considering the Fund’s performance, the Directors regularly reviewed and discussed throughout the year data prepared by Amundi US and information comparing the Fund’s performance with the performance of its peer group of funds, as classified by Morningstar, Inc. (Morningstar), and with the performance of the Fund’s benchmark index. The Directors also regularly considered the Fund’s returns at market value relative to its peers, as well as the discount at which the Fund’s shares may trade on the New York Stock Exchange compared to its net asset value per share. They also discussed the Fund’s performance with Amundi US on a regular basis. The Directors’ regular reviews and discussions factored into the Directors’ deliberations concerning the approval of the New Investment Advisory Agreement.

In addition, the Board considered that the Fund’s current portfolio managers were expected to continue to act as portfolio managers of the Fund following the consummation of the Transaction as members of Pioneer Investments, a Victory Capital investment franchise. The Board also considered that no changes were proposed to the Fund’s investment objective(s) or principal investment strategies in connection with the Transaction and the New Investment Advisory Agreement.

Advisory Fee and Expenses. The Directors noted that the advisory fee rate payable by your Fund is identical under the Current Investment Advisory Agreement and the New Investment Advisory Agreement. The Directors considered information received in connection with the Directors’ consideration of the renewal of the Current Investment Advisory Agreement at in-person meetings held on September 17, 2024 showing the fees and expenses of the Fund in comparison to the advisory fees and expense ratios of a peer group of funds selected on the basis of criteria determined by the Independent Directors for this purpose using data provided by Strategic Insight Mutual Fund Research and Consulting, LLC

(Strategic Insight), an independent third party. The peer group comparisons referred to below are organized in quintiles. Each quintile represents one-fifth of the peer group. In all peer group comparisons referred to below, first quintile is most favorable to the Fund’s shareowners.

Pioneer Diversified High Income Fund, Inc. The Directors considered that the Fund’s advisory fee (based on managed assets) for the Fund’s fiscal year ended April 30, 2024 was in the third quintile relative to the advisory fees paid by other funds in its Strategic Insight peer group for the comparable period. The Directors considered that the expense ratio (based on managed assets) of the Fund’s common stock for the most recent fiscal year was in the third quintile (including investment-related expenses) and in the third quintile (excluding investment-related expenses), in each case relative to its Strategic Insight peer group for the comparable period.

Pioneer Floating Rate Fund, Inc. The Directors considered that the Fund’s advisory fee (based on managed assets) for the Fund’s fiscal year ended November 30, 2023 was in the first quintile relative to the advisory fees paid by other funds in its Strategic Insight peer group for the comparable period. The Directors considered that the expense ratio (based on managed assets) of the Fund’s common stock for the most recent fiscal year was in the second quintile (including investment-related expenses) and in the second quintile (excluding investment-related expenses), in each case relative to its Strategic Insight peer group for the comparable period.

Pioneer High Income Fund, Inc. The Directors considered that the Fund’s advisory fee (based on managed assets) for the Fund’s fiscal year ended March 31, 2024 was in the first quintile relative to the advisory fees paid by other funds in its Strategic Insight peer group for the comparable period. The Directors considered that the expense ratio (based on managed assets) of the Fund’s common stock for the most recent fiscal year (both including and excluding investment-related expenses) was in the first quintile relative to its Strategic Insight peer group for the comparable period.

The Directors also considered Victory Capital’s contractual commitment under the expense limitation agreement to waive fees and/or reimburse expenses for at least three years after the closing of the Transaction, so that the Fund’s total net annual operating expenses (excluding certain customary items) does not exceed the lower of (i) the total net annual operating expenses associated with investing in the Fund after application of expense limitation arrangements currently in effect for the Fund, if any, or (ii) the total net annual operating expenses of the Fund as of the end of the Fund’s most recent fiscal year, at the time the Transaction closes. The Directors considered that the expense limitation agreement permits Victory Capital to recoup advisory fees waived and expenses reimbursed for up to two years after the fiscal year in which the waiver or reimbursement took place, subject to the lesser of any operating expense limitation in effect at the time of: (1) the original waiver or expense reimbursement; or (2) recoupment, after giving effect to the recoupment amount.

The Directors also considered that Victory Capital does not currently manage closed-end funds.

The Directors concluded that the advisory fee payable by the Fund to Victory Capital under the New Investment Advisory Agreement was reasonable in relation to the nature and quality of the services to be provided by Victory Capital.

Profitability. The Directors considered information provided by Victory Capital regarding the estimated profitability of Victory Capital with respect to the advisory services proposed to be provided by Victory Capital to the Fund, including the methodology used by Victory Capital in allocating certain of its costs to the management of the Fund. The Directors also considered Victory Capital’s profit margins in connection with the overall operation of the Fund. The Board considered the investments Victory Capital expected to make to support and grow the Pioneer funds brand and the costs to integrate the Amundi US/Pioneer Funds business into Victory Capital. The Board also considered information regarding Victory Capital’s profit margins with respect to the funds it currently manages. The Board considered Victory Capital’s representation that the fully integrated Amundi US/Pioneer Funds business, including investments to support ongoing growth, was expected to have a positive impact on Victory Capital’s overall financial profitability. The Directors considered Victory Capital’s profit margins in comparison to the limited industry data available and noted that the profitability of any adviser was affected by numerous factors, including its organizational structure and method for allocating expenses. The Directors concluded that Victory Capital’s estimated profitability with respect to the management of the Fund was not unreasonable.

Economies of Scale. The Directors considered the extent to which Victory Capital may realize economies of scale or other efficiencies in managing and supporting the Fund. Since the Fund is a closed-end fund that has not raised additional capital, the Directors concluded that economies of scale were not a relevant consideration in the renewal of the investment advisory agreement.

Other Benefits. The Directors considered the other benefits that Victory Capital may enjoy from its relationship with the Fund. The Directors considered the character and amount of fees to be paid by the Fund, other than under the New Investment Advisory Agreement, for services to be provided by Victory Capital and its affiliates. The Directors further considered the revenues and profitability of Victory Capital’s businesses other than the Fund business. To the extent applicable, the Directors also considered the potential benefits to the Fund and to Victory Capital and its affiliates from the use of “soft” commission dollars generated by the Fund to pay for research and brokerage services.

The Directors noted that the completion of the Transaction would result in a long-term reciprocal distribution partnership between Amundi and Victory Capital, and that Victory Capital may benefit from Amundi’s ability to market the services of Victory Capital globally, including in an increase of the overall scale of Victory Capital. The Directors considered that the Transaction, if completed, would significantly increase Victory Capital’s assets under management and expand Victory Capital’s investment capabilities. The Directors considered that this increased size and diversification could facilitate Victory Capital’s continued investment in its business and products, which Victory Capital would be able to leverage across a broader base of assets. The Directors considered that Victory Capital and the Fund are expected to receive reciprocal intangible benefits from the relationship, including mutual brand recognition. The Directors concluded that any such benefits received by Victory Capital as a result of its relationship with the Fund were reasonable.

Conclusion. After consideration of the factors described above as well as other factors, the Directors, including the Independent Directors, concluded that the New Investment Advisory Agreement and the Interim Investment Advisory Agreement for your Fund, including the fees payable thereunder, were fair and reasonable and voted to approve the New Investment Advisory Agreement and the Interim Investment Advisory Agreement, and to recommend that stockholders approve the New Investment Advisory Agreement.

Section 15(f) of the 1940 Act

Consummation of the Transaction will result in a change of control of Amundi US, the investment adviser of the Funds, for 1940 Act purposes. Section 15(f) of the 1940 Act permits, in connection with the sale of any interest in an investment adviser to a registered investment company that results in a change of control of such investment adviser, the receipt by such investment adviser (or any of its affiliated persons) of any amount or benefit in connection with such sale, as long as two conditions are satisfied. First, during the three-year period immediately following the sale of such interest, at least 75% of the investment company’s board of directors must not be “interested persons” of the investment adviser within the meaning of the 1940 Act. Second, there must not be an “unfair burden” imposed on the investment company as a result of the sale of such interest or any express or implied terms, conditions or understandings applicable thereto. The term “unfair burden,” for purposes of Section 15(f), includes any arrangement during the two-year period after the transaction whereby the investment adviser (or its predecessor or successor), or any interested person of any such adviser, receives or is entitled to receive any compensation, directly or indirectly, from (a) the investment company or its security holders (other than fees for bona fide investment advisory or other services) or (b) any person in connection with the purchase or sale of securities or other property to, from or on behalf on the investment company (other than ordinary fees for bona fide principal underwriting services).

The Board currently satisfies the 75% non-interested persons requirement of Section 15(f) and is expected to continue to satisfy this requirement for at least three years after the closing of the Transaction. The Board has not been advised by Amundi US of any circumstances arising from the Transaction that might result in the imposition of an “unfair burden” on your Fund. Moreover, Victory Capital has advised the Board of its intention not to take any action that would have the effect of causing the conditions of Section 15(f) not to be met with respect to the Transaction.

Ownership Structure of Victory Capital and Victory Capital’s Executive Officers and Directors

Victory Capital Management Inc. (“Victory Capital”) is a wholly-owned subsidiary of Victory Capital Operating, LLC, which is a wholly-owned subsidiary of VCH Holdings, LLC, which is a wholly-owned subsidiary of Victory Capital Holdings, Inc. (“Victory Holdings”), a publicly traded Delaware corporation.

The principal executive officers and directors of Victory Capital are as follows:

David C. Brown	Director, Chairman, and Chief Executive Officer
Michael D. Policarpo, II	Director, President, Chief Financial Officer, and Chief
Administrative Officer
Nina Gupta	Director, Chief Legal Officer and Head of Human Resource
Administration

The principal business address of the foregoing entities and individuals is 15935 La Cantera Parkway, San Antonio, TX 78256.

Director and Principal Executive Officer of Amundi US

The name and principal occupation of the director and principal executive officer of Amundi US are as set forth below.

Lisa M. Jones	President, Chief Executive Officer and Director

The principal address of Ms. Jones as it relates to her duties at Amundi US is the same as that of Amundi US. No Director of the Funds, except for Ms. Jones and Marco Pirondini, is a director, officer or employee of Amundi US.

Additional Information

The tables set forth in Part II, Section 3, of this Joint Proxy Statement show the amounts paid to Amundi US and to affiliates of Amundi US during the most recent fiscal year by each Fund for the services noted therein. There were no other material payments by any Fund to Amundi US or any of its affiliates during that period. No other person served as manager to any Fund during that period.

Required Vote

The holders of Common Stock and, if applicable, Preferred Stock of the Fund will vote together as a single class on the proposal to approve the New Investment Advisory Agreement with Victory Capital.

To become effective with respect to your Fund, the New Investment Advisory Agreement must be approved by a “1940 Act Majority Vote” of the outstanding voting securities of the Fund, as such term is defined above in “Vote Required and Manner of Voting Proxies.”

Board Recommendation

For the reasons set forth above in “Board Evaluation of the New Investment Advisory Agreement,” the Board unanimously recommends that stockholders vote “FOR” the Proposal on the enclosed WHITE proxy card.

GENERAL

The Board of Directors of each Fund knows of no other matters that are intended to be brought before the Special Meeting. Under Maryland law relating to special meetings of stockholders, no business other than the matters stated in this Notice may come before the Special Meeting. However, should any procedural matter relating to the Special Meeting properly come before the Special Meeting in accordance with the applicable Fund’s Bylaws, including any question as to an adjournment of the Special Meeting, the persons named on the enclosed proxy card will vote on such procedural matter in their discretion.

Please vote promptly by signing and dating each enclosed WHITE proxy card and returning it in the accompanying postage-paid return envelope OR by following the enclosed instructions to similarly provide voting instructions by telephone or over the internet.

BY ORDER OF THE BOARD OF DIRECTORS

Christopher J. Kelley
Chief Legal Officer and Secretary

PART II — ADDITIONAL INFORMATION

SECTION 1

FUNDS’ FISCAL YEAR ENDS AND NET ASSETS AS OF THE RECORD DATE

		Net Assets as of the
Fund	Fiscal Year End	Record Date ($)
Pioneer Diversified High Income
Fund, Inc.	April 30	150,318,283.32
Pioneer Floating Rate Fund, Inc.	November 30	187,425,893.44
Pioneer High Income Fund, Inc.	March 31	353,489,337.04

SECTION 2

INFORMATION REGARDING CURRENT INVESTMENT ADVISORY AGREEMENTS (DATES, APPROVALS, FEES)

The following table sets forth, with respect to each Fund’s Current Investment Advisory Agreement, the date of the agreement, the date the agreement was last approved by the stockholders and the Board, and the fees payable to Amundi US thereunder.

Fees (calculated
	Date of	Date Last		as a percent per
	Current	Submitted		annum of
	Investment	for	Date Last	the Fund’s
	Advisory	Stockholder	Approved	average daily
Fund	Agreement	Approval	by Board	managed assets)
Pioneer Diversified High	7/3/17	6/13/17	9/17/24	0.85% of the
Income Fund, Inc.				Fund’s average
daily managed
assets.*
Pioneer Floating Rate Fund, Inc.	7/3/17	6/13/17	9/17/24	0.70% of the
Fund’s average
daily managed
assets.*
Pioneer High Income Fund, Inc.	7/3/17	6/13/17	9/17/24	0.60% of the
Fund’s average
daily managed
assets.*

* “Managed assets” means (a) the total assets of the Fund, including any form of investment leverage, minus (b) all accrued liabilities incurred in the normal course of operations, which shall not include any liabilities or obligations attributable to investment leverage obtained through (i) indebtedness of any type (including, without limitation, borrowing through a credit facility or the issuance of debt securities), (ii) the issuance of preferred stock or other similar preference securities, and/or (iii) any other means. The liquidation preference on any preferred stock is not a liability under each Current Investment Advisory Agreement.

SECTION 3

AMOUNTS PAID TO AMUNDI US AND AFFILIATES

The following table indicates amounts paid by each Fund to Amundi US or affiliates of Amundi US during the Fund’s last fiscal year.

	Gross Advisory	Administration	Fiscal Year
Fund	Fees ($)	Fees ($)	Ended
Pioneer Diversified High Income
Fund, Inc.	1,215,728	45,915	4/30/24
Pioneer Floating Rate Fund, Inc.	1,314,570	48,151	11/30/24
Pioneer High Income Fund, Inc.	2,015,344	61,643	3/31/24

SECTION 4

OWNERSHIP OF SHARES OF EACH FUND

Shares Outstanding

Only stockholders of record of a Fund as of the close of business on the record date, February 4, 2025, (the “Record Date”) are entitled to notice of and to vote at such Fund’s Special Meeting. As of the Record Date, February 4, 2025, the following shares of Common Stock and Preferred Stock were issued and outstanding shares for each Fund:

	Common Stock	Preferred Stock
Pioneer Diversified High Income
Fund, Inc.	8,334,759	None
Pioneer Floating Rate Fund, Inc.	12,374,933	None
Pioneer High Income Fund, Inc.	29,341,635	None
5% Share Ownership

As of January 15, 2025, or such other date as indicated below, to the best knowledge of each Fund, the following persons are the only persons known to be the beneficial owner of 5% or more of the outstanding shares of Common Stock and Preferred Stock of the Funds. Stockholders who beneficially own 25% or more of the outstanding shares of a Fund or a class of shares of a Fund, or who are otherwise deemed to “control” the Fund, may be able to determine or significantly influence the outcome of matters submitted to a vote of the Fund’s stockholders.

Pioneer Diversified High Income Fund, Inc.

To the best of the Fund’s knowledge, as of January 15, 2025, Cede & Co., a nominee for participants in the Depository Trust Company, P.O. Box 20, Bowling Green Station, New York, NY 10004, held of record 8,333,280.000 shares, equal to approximately 99.99% of the Fund’s outstanding Common Stock, including the shares shown below:

Name and Address of Beneficial Owner	Share Class	Number of Shares	% of Class
Karpus Investment Management
183 Sully’s Trail	Common	1,121,165	13.45% (1)
Pittsford, New York 14534

(1) Based on Schedule 13G/A filed by Karpus Investment Management on November 13, 2024.

Pioneer Floating Rate Fund, Inc.

To the best of the Fund’s knowledge, as of January 15, 2025, Cede & Co., a nominee for participants in the Depository Trust Company, P.O. Box 20, Bowling Green Station, New York, NY 10004, held of record 12,374,821.000 shares, equal to approximately 100% of the Fund’s outstanding Common Stock.

Pioneer High Income Fund, Inc.

To the best of the Fund’s knowledge, as of January 15, 2025, Cede & Co., a nominee for participants in the Depository Trust Company, P.O. Box 20, Bowling Green Station, New York, NY 10004, held of record 29,308,658.000 shares, equal to approximately 99.92% of the Fund’s outstanding Common Stock.

SECTION 5

SUBMISSION OF STOCKHOLDER PROPOSALS

Under Rule 14a-8 under the Exchange Act (relating to stockholder proposals), any stockholder proposal that may properly be included in the Fund’s proxy statement for the 2025 annual meeting, must be received by the Secretary of the Fund at the Fund’s principal offices at 60 State Street, Boston, Massachusetts 02109 at least 120 calendar days prior to the anniversary of the date of mailing of the Fund’s proxy statement for the 2024 annual meeting, or on or before April 24, 2025. A proposal that is not to be included in a Fund’s proxy statement may be made at the 2025 annual meeting for such Fund only if it is received by the Secretary of the Fund at the Fund’s principal offices at 60 State Street, Boston, Massachusetts 02109 not earlier than 150 days (i.e., March 24, 2025) and not later than 5:00 p.m., Eastern Time, 120 days (i.e., April 23, 2025) before the anniversary date of the mailing of the Fund’s proxy materials for the 2024 annual meeting provided, however, that in the event that the date of the 2025 annual meeting for a Fund is advanced or delayed by more than thirty (30) days from the anniversary date of the 2024 annual meeting, notice by a stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of the 2025 annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of the 2025 annual meeting, as originally convened, or the 10th day following the day on which public announcement of the date of mailing of the notice for the 2025 meeting is first made by the Fund. Each Fund’s Bylaws require that certain information must be provided by the stockholder to the Fund when notice of a nominee for election as a Director or proposal is submitted to the Fund.

The submission by a stockholder of a proposal for inclusion in a proxy statement does not guarantee that it will be included. Each Fund currently expects to hold the next annual stockholders’ meeting on or about October 2, 2025, which date is subject to change. Stockholder proposals are subject to certain regulations under the federal securities laws.

SECTION 6
STOCKHOLDER COMMUNICATIONS

Stockholders who wish to communicate with the Board or any individual Director should write their Fund to the attention of Christopher J. Kelley, Secretary, 60 State Street, Boston, Massachusetts 02109. The letter should indicate that you are a Fund stockholder. If the communication is intended for a specific Director and so indicates, it will be sent only to that Director. If a communication does not indicate a specific Director it will be sent to the Chair of the Nominating Committee and the outside counsel to the Independent Directors for further distribution as deemed appropriate by such persons. Stockholders with complaints or concerns regarding accounting matters may address letters to the Fund’s Chief Compliance Officer (“CCO”), 60 State Street, Boston, Massachusetts 02109. Stockholders who are uncomfortable submitting complaints to the CCO may address letters directly to the Chair of the Audit Committee of the Board that oversees the Fund. Such letters may be submitted on an anonymous basis.

SECTION 7

METHOD OF SOLICITATION AND EXPENSES OF PROXY

The cost of preparing, printing and mailing this Joint Proxy Statement, accompanying notice of special meeting and the accompanying proxy card for each Fund will be borne by Victory Capital and an affiliate of Amundi US. Your Fund will not bear any expenses in connection with the preparing, printing and mailing of this Joint Proxy Statement, accompanying notice of special meeting and the accompanying proxy card even if the proposal to approve a new investment advisory agreement between your Fund and Victory Capital is not approved. In addition to soliciting proxies by mail, Victory Capital and Amundi US may have one or more of the Funds’ Directors, officers, representatives or compensated third-party agents, including Victory Capital, Amundi US and Amundi Distributor US, Inc., aid in the solicitation of proxies by telephone, facsimile, electronic mail, text message, internet, and other electronic means and by personal solicitation, and may request brokerage houses and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of the shares held of record by such persons.

Each Fund has retained EQ Fund Solutions, LLC to provide solicitation and advisory services in connection with this solicitation. The cost of services for all solicitations covered by this Joint Proxy statement is estimated at approximately $630,000.

EQ Fund Solutions, LLC will solicit proxies from individuals, brokers, banks, bank nominees, and other institutional holders. EQ Fund Solutions, LLC anticipates that approximately 40 of its employees and/or other persons will be involved in soliciting the Funds’ stockholders. EQ Fund Solutions, LLC does not believe that any of its owners, managers, officers, employees, affiliates, or controlling persons, if any, is a “participant” in this proxy solicitation.

Stockholders may also be solicited by advertisements in periodicals, press releases issued by the Funds, letters from the Funds to stockholders, postings on the Funds’ website and/ or other websites, including, without limitation, social media websites. Unless expressly indicated otherwise, information contained on the Funds’ website is not part of this Joint Proxy Statement. In addition, none of the information on the other websites listed in this Joint Proxy Statement is part of this Joint Proxy Statement. These website addresses are intended to be inactive textual references only.

Each Fund may also arrange to have votes recorded by telephone, the internet or other electronic means. The voting procedures used in connection with such voting methods are designed to authenticate stockholders’ identities, to allow stockholders to authorize the voting of their shares in accordance with their instructions and to confirm that their instructions have been properly recorded. In the case of telephone voting, stockholders would be called at the phone number the transfer agent, Equiniti Trust Company, has in its records for their accounts, and would be asked for their Social Security number or other identifying information. The stockholders would then be given an opportunity to authorize proxies to vote their shares at the meeting in accordance with their instructions. In the case of automated telephone and internet voting, stockholders would be required to provide their Social Security number or other identifying information and would receive a confirmation of their instructions.

Persons holding shares as nominees will be reimbursed by the Fund, upon request, for the reasonable expenses of mailing soliciting materials to the principals of the accounts.

SECTION 8

FORM OF NEW INVESTMENT ADVISORY AGREEMENT

This INVESTMENT AGREEMENT (“Agreement”) is made as of this __ day of ____________, by and between [name of fund] (the “Fund”), a Maryland corporation, and Victory Capital Management Inc., a Delaware corporation (the “Investment Adviser”).

WHEREAS, the Fund is registered as a management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Investment Adviser is engaged primarily in rendering investment advisory and management services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended;

WHEREAS, the Fund wishes to retain the Investment Adviser to provide investment advisory and management services to the Fund; and

WHEREAS, the Investment Adviser is willing to furnish such services on the terms and conditions hereinafter set forth;

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

1. The Fund hereby appoints the Investment Adviser to act as investment adviser of the Fund for the period and on the terms set forth in this Agreement. The Investment Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2. (a) Subject to the supervision of the Fund’s Board of Directors (the “Board”), the Investment Adviser shall regularly provide the Fund with investment research, advice, management and supervision and shall furnish a continuous investment program for the Fund’s portfolio of securities and other investments consistent with the Fund’s investment objectives, policies and restrictions, as each shall be from time to time in effect. The Investment Adviser shall determine from time to time what securities and other investments (including, without limitation, repurchase agreements, swap agreements, options, futures and other instruments) will be purchased, retained, sold or exchanged by the Fund and what portion of the assets of the Fund’s portfolio will be held in the various securities and other investments in which the Fund invests, and what portion will be held uninvested in cash, and shall implement those decisions (including the execution of investment documentation), all subject to the provisions of the Fund’s Articles of Incorporation and By-Laws, each as amended from time to time (collectively, the “Governing Documents”) and the 1940 Act, as well as the investment objectives, policies and restrictions of the Fund referred to above, and any other specific policies adopted by the Board and disclosed to the Investment Adviser. The Investment Adviser is authorized as the agent of the Fund to give instructions to the custodian of the Fund as to deliveries of securities and other investments and payments of cash for the account of the Fund. Subject to applicable provisions of the 1940 Act and direction from the Board, the investment program to be provided hereunder may entail the investment of all or substantially all of the assets of the Fund in one or more investment companies. The Investment Adviser will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer, foreign currency dealer, futures commission merchant or others selected by it. Except as described herein, the Investment Adviser shall seek overall the best execution available in the selection of brokers or dealers and the placing of orders for the Fund. In assessing the best execution available for any transaction, the Investment Adviser may consider factors it deems relevant, including the size and type of the transaction, the nature and character of the markets for the security to be purchased or sold, the execution capabilities and financial condition of the broker or dealer, and the reasonableness of the commission or dealer spread, if any (whether for a specific transaction or on a continuing basis). In connection with the selection of such brokers or dealers and the placing of such orders, subject to applicable law, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to the Fund and/or the other accounts over which the Investment Adviser or its affiliates exercise investment discretion. The Investment Adviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Investment Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or in terms of all of the accounts over which the Investment Adviser or its affiliates exercise investment discretion. The Investment Adviser shall also provide advice and recommendations with respect to other aspects of the business and affairs of the Fund, shall exercise voting rights, rights to consent to corporate action and any other rights pertaining to the Fund’s portfolio securities subject to such direction as the Board may provide, and shall perform such other functions of investment management and supervision as may be directed by the Board. Notwithstanding the foregoing, the Investment Adviser shall not be deemed to have assumed any duties with respect to, and shall not be responsible for, the distribution of the stock of the Fund, nor shall the Investment Adviser be deemed to have assumed or have any responsibility with respect to functions specifically assumed by any administrator, transfer agent, fund accounting agent, custodian, shareholder servicing agent or other agent, in each case employed by the Fund to perform such functions. The Investment Adviser may execute on behalf of the Fund certain agreements, instruments and documents in connection with the services performed by it under this Agreement. These may include, without limitation, brokerage agreements, clearing agreements, account documentation, futures and options agreements, swap agreements, other investment related agreements, and any other agreements, documents or instruments the Investment Adviser believes are appropriate or desirable in performing its duties under this Agreement.

(b) The Fund hereby authorizes any entity or person associated with the Investment Adviser which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Fund which is permitted by Section 11(a) of the Exchange Act and Rule 11a2-2(T) thereunder, and the Fund hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv).

3. Subject to the Board’s approval, the Investment Adviser or the Fund may enter into contracts with one or more investment subadvisers, including without limitation, affiliates of the Investment Adviser, in which the Investment Adviser delegates to such investment subadvisers any or all its duties specified hereunder, on such terms as the Investment Adviser determines to be necessary, desirable or appropriate, provided that in each case such contracts are entered into in accordance with and meet all applicable requirements of the 1940 Act. The Fund agrees that the Investment Adviser shall not be accountable to the Fund or the Fund’s stockholders for any loss or other liability relating to specific investments selected by any such subadviser.

4. The Fund shall at all times keep the Investment Adviser fully informed with regard to the securities and other investments owned by the Fund, its funds available, or to become available, for investment, and generally as to the condition of its affairs. The Fund shall furnish the Investment Adviser with such other documents and information with regard to its affairs as the Investment Adviser may from time to time reasonably request. The Investment Adviser shall supply the Board and officers of the Fund with such information and reports reasonably required by them and reasonably available to the Investment Adviser.

5. (a) Unless maintained by another party on the Fund’s behalf, the Investment Adviser shall maintain the books and records with respect to the Fund’s securities and other transactions and keep the Fund’s books of account in accordance with all applicable federal and state laws and regulations. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Investment Adviser hereby agrees that any records that it maintains for the Fund are the property of the Fund, and further agrees to surrender promptly to the Fund any of such records upon the Fund’s request. The Investment Adviser further agrees to arrange for the preservation of the records required to be maintained by Rule 31a-1 under the 1940 Act for the periods prescribed by Rule 31a-2 under the 1940 Act.

(b) The Investment Adviser shall furnish, at its expense, all necessary services, facilities, equipment and personnel for performing the Investment Adviser’s services under this Agreement. Other than as herein specifically indicated, the Investment Adviser shall not be responsible for the Fund’s ordinary and extraordinary expenses, and the Fund shall pay the Fund’s ordinary and extraordinary expenses. The Investment Adviser may agree to provide to the Fund services other than the services that are provided under this Agreement, on such terms as the Investment Adviser and the Fund may agree from time to time, and nothing herein shall preclude payment by the Fund of compensation to the Investment Adviser for any such services rendered pursuant to a written agreement or agreements approved by the Board.

6. From time to time, the Investment Adviser shall authorize and permit certain of its directors, officers and employees, who may be elected as Board members or officers of the Fund, to serve in the capacities in which they are elected. The Investment Adviser will pay directly or reimburse the Fund for the compensation (if any) of the Directors who are affiliated persons of the Investment Adviser and all officers of the Fund as such, except as the Board may decide.

7. As compensation for the services performed and the facilities furnished and expenses assumed by the Investment Adviser, the Fund shall pay the Investment Adviser, as promptly as possible after the last day of each month, a fee, computed daily at an annual rate equal to [___%] of the Fund’s average daily managed assets. “Managed assets” means (a) the total assets of the Fund, including any form of investment leverage, minus (b) all accrued liabilities incurred in the normal course of operations, which shall not include any liabilities or obligations attributable to investment leverage obtained through (i) indebtedness of any type (including, without limitation, borrowing through a credit facility or the issuance of debt securities), (ii) the issuance of preferred stock or other similar preference securities, and/or (iii) any other means. The liquidation preference on any preferred stock is not a liability. If this Agreement is terminated as of any date that is not the last day of a month, the fee payable by the Fund shall be paid as promptly as possible after such date of termination and shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in the month.

8. The Investment Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder, in good faith, and shall not be liable for any error of judgment or mistake of law, or for any loss arising out of any investment or for any act or omission in the execution of securities or other transactions for the Fund, provided that nothing in this Agreement shall protect the Investment Adviser against any liability to the Fund to which the Investment Adviser would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. As used in this paragraph 8, the term “Investment Adviser” shall include any affiliates of the Investment Adviser performing services for the Fund pursuant to this Agreement and the partners, stockholders, directors, officers and employees of the Investment Adviser and such affiliates.

9. Nothing in this Agreement shall limit or restrict the right of any director, officer, or employee of the Investment Adviser who may also be a Director, officer, or employee of the Fund, to engage in any other business or to devote his time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature, nor to limit or restrict the right of the Investment Adviser to engage in any other business or to render services of any kind, including investment advisory and management services, to any other fund, firm, individual or association. If the purchase or sale of securities or other investments consistent with the investment policies of the Fund or one or more other accounts of the Investment Adviser is considered at or about the same time, transactions in such securities or other investments will be allocated among the accounts in a manner deemed equitable by the Investment Adviser. Such transactions may be combined, in accordance with applicable laws and regulations, and consistent with the Investment Adviser’s policies and procedures as presented to the Board from time to time.

10. For the purposes of this Agreement, the terms “assignment,” “interested person,” and “majority of the outstanding voting securities” shall have the meanings given to them by Section 2(a) of the 1940 Act, and references to the “1940 Act” shall include any rule, regulation or applicable exemptive order of the U.S. Securities and Exchange Commission (the “Commission”) thereunder and interpretive guidance with respect to the 1940 Act by the Commission or its staff.

11. This Agreement will become effective on the date first above written, provided that it shall have been approved by the Fund’s Board and by the stockholders of the Fund in accordance with the requirements of the 1940 Act and, unless sooner terminated as provided herein, will continue in effect for an initial two year period. Thereafter, if not terminated, this Agreement shall continue in effect, so long as such continuance is specifically approved at least annually (i) by the Board or (ii) by a vote of a majority of the outstanding voting securities of the Fund, provided that in either event the continuance is also approved by a majority of the Directors who are not interested persons of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

12. This Agreement is terminable without penalty by the Board or by a vote of a majority of the outstanding voting securities of the Fund, in each case on not more than 60 days’ nor less than 30 days’ written notice to the Investment Adviser, or by the Investment Adviser upon not less than 60 days’ written notice to the Fund, and will be terminated upon the mutual written consent of the Investment Adviser and the Fund. This Agreement shall terminate automatically in the event of its assignment.

13. The Investment Adviser agrees that for services rendered to the Fund, or for any claim by it in connection with services rendered to the Fund, it shall look only to assets of the Fund for satisfaction and that it shall have no claim against the assets of any other portfolios of the Fund. The undersigned officer of the Fund has executed this Agreement not individually, but as an officer under the Governing Documents and the obligations of this Agreement are not binding upon any of the Directors, officers or stockholders of the Fund individually.

14. The Fund agrees that in the event that none of the Investment Adviser or any of its affiliates acts as an investment adviser to the Fund, the name of the Fund will be changed to one that does not contain the name “Pioneer” or otherwise suggest an affiliation with the Investment Adviser.

15. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment of the Agreement shall be effective until approved, if so required by the 1940 Act, by vote of the holders of a majority of the Fund’s outstanding voting securities.

16. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. Should any part of this Agreement be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors.

17. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

18. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized.

[NAME OF FUND]

By: ______________________________________

Name:

Title:

VICTORY CAPITAL MANAGEMENT INC.

By: ______________________________________

Name:

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PROXY CARD

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE CAST YOUR PROXY VOTE TODAY!

Pioneer Floating Rate Fund, Inc. – COMMON STOCK

(“PHD” or the “Fund”)

PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS SCHEDULED TO BE HELD ON

MARCH 26, 2025

This proxy is solicited on behalf of the Board of Directors of the Fund. I (we) the undersigned holder(s) of shares of common stock of the Fund, having received notice of the meeting and proxy statement, and revoking all prior proxies, hereby appoint Lisa M. Jones, Christopher J. Kelley, Thomas Reyes and Anthony J. Koenig, Jr., and each of them, my (our) attorneys (with full power of substitution in them and each of them) for and in my (our) name(s) to attend the Special Meeting of Stockholders (the “Special Meeting”) of the Fund scheduled to be held on March 26, 2025, at 11:00 a.m. Eastern Time at the offices of Morgan, Lewis & Bockius LLP, One Federal Street, Boston, MA 02110 and any adjournment or postponement thereof, and to vote and act upon the following matters (as more fully described in the accompanying proxy statement) in respect of all shares of common stock of the Fund which I (we) would possess if personally present. This proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Special Meeting (including any adjournment or postponement thereof).

Do you have questions? If you have any questions about how to vote your proxy, please call toll-free 1-877-361-7966. Representatives are available to assist you Monday through Friday 9:00am – 10:00pm Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders Scheduled to Be Held on March 26, 2025. The proxy statement for this meeting is available at: https://vote.proxyonline.com/Amundi/docs/2025CEFs.pdf

Pioneer Floating Rate Fund, InC. - COMMON STOCK

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt of the Notice of the Special Meeting of Stockholders and of the accompanying Proxy Statement. Your signature(s) on this proxy card should be exactly as your name(s) appear on the reverse side of this proxy card. If the shares are held jointly, either owner may sign this proxy card. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

PROXY CARD

_______________________________________________________________

SIGNATURE (AND TITLE IF APPLICABLE)                   DATE

_______________________________________________________________

SIGNATURE (IF HELD JOINTLY)                                  DATE

This proxy is solicited on behalf of the Fund’s Board of Directors. If you specify a vote for the Proposal, your proxy will be voted as you indicate. If you simply sign and date the proxy card, but don’t specify a vote for the Proposal, your shares will be voted “FOR” the Proposal. The proxy will be voted in accordance with the proxy holders’ discretion as to any other business that may properly come before the Special Meeting of Stockholders or any adjournment or postponement thereof.

THE FUND’S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL LISTED BELOW.

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

		FOR	AGAINST	ABSTAIN
1.	To approve a New Investment Advisory Agreement with Victory Capital Management Inc.	○	○	○

THANK YOU FOR VOTING